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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PROVIDIAN FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(2) and 0-11.
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 11, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Providian Financial Corporation to be held at 10:00 a.m., Pacific time, on Thursday, May 5, 2005 at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California. Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. If you are unable to attend the meeting in person, please sign, date, and mail the enclosed proxy card promptly. You may also vote by using the Internet or by telephone in accordance with the instructions included in the accompanying materials.

        If you have any questions or comments about matters discussed in the Proxy Statement, please call our Investor Relations Department at (415) 278-6170.

        Your Board of Directors and management look forward to your attending either in person or by proxy.

Sincerely,
Joseph W. Saunders Chairman of the Board, President and Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	3
Questions and Answers about the Proxy Materials and the Annual Meeting	4
Why did you send me this Proxy Statement?	4
What proposals will be voted on at the Annual Meeting?	4
What are the Board's recommendations on the proposals?	4
Who can vote?	4
What shares can I vote?	5
How do I vote?	5
What does it mean if I receive more than one proxy or voting instruction card?	5
Can I vote through the Internet or by telephone?	5
What quorum is required for the Annual Meeting?	5
How are votes counted?	5
What vote is required to approve the proposals?	6
Who will count the vote?	6
If I change my mind, can I change my vote?	6
Can I have the Company's annual meeting materials delivered to me electronically?	6
Who is paying for this solicitation?	7
Security Ownership of Certain Beneficial Owners and Management	8
Proposal 1: Election Of Directors	11
Corporate Governance and Board Matters	13
Communication with Our Directors	13
Director Independence	13
Committees of the Board	14
Consideration of Director Nominees	15
Attendance at Meetings and Presiding Director	16
Directors' Compensation and Stock Ownership Guidelines	17
Executive Compensation and Other Information	18
Summary Compensation Table	18
Options Grants	21
Option Exercises and Holdings	22
Executive Employment and Change in Control Agreements	22
Human Resources and Compensation Committee Executive Compensation Report	26
Performance Graph	30
Certain Relationships and Related Transactions	31
Compensation Committee Interlocks and Insider Participation	31
Proposal 2: Approval of the Material Terms of the Amended and Restated Management Incentive Plan	31
Equity Compensation Plan Information	33
Audit and Compliance Committee Report	34
Auditor Fees	36
Pre-Approval of Audit and Permissible Non-Audit Services	36
Proposal 3: Ratification of the Appointment of Independent Auditors	37
Other Proposed Action	37
Stockholder Proposals	37
Section 16(a) Beneficial Ownership Reporting Compliance	38
Annual Report on Form 10-K	38
Internet and Telephone Voting	39
Electronic Delivery of Future Annual Meeting Materials	39
Delivery of Documents to Security Holders Sharing an Address	40
Attendance at the Annual Meeting	40
Appendix I (Categorical Standards for Relationships Involving Directors)
Appendix II (Charter of the Audit and Compliance Committee, as amended and restated July 20, 2004)
Appendix III (Providian Financial Corporation Management Incentive Plan, as amended and restated March 14, 2005)

PROVIDIAN FINANCIAL CORPORATION
Notice of Annual Meeting of Stockholders

TO THE HOLDERS OF COMMON STOCK
OF PROVIDIAN FINANCIAL CORPORATION:

        The Annual Meeting of Stockholders of Providian Financial Corporation (the "Company") will be held at 10:00 a.m., Pacific time, on Thursday, May 5, 2005, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California, for the following purposes:

  (1)
  To elect three directors to serve until the 2008 Annual Meeting of Stockholders or until their earlier retirement, resignation, or removal;

  (2)
  To approve the material terms of the Company's Amended and Restated Management Incentive Plan;

  (3)
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2005; and

  (4)
  To transact such other business as may properly come before the meeting.

        You are entitled to vote at the Annual Meeting and any adjournment thereof if you were a stockholder at the close of business on March 7, 2005, the record date. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed to stockholders with this notice on or about April 11, 2005.

        A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices located at 201 Mission Street, San Francisco, California for a period of ten days prior to the meeting.

        Your vote is important.    Record holders of Providian Financial shares will be able to vote their shares by using the Internet or a toll-free telephone number. Instructions for using these services can be found on the enclosed proxy card. You may, of course, vote your shares by signing and dating the proxy card and sending it in by mail. Specific instructions for voting can be found in the "Questions and Answers" section of the enclosed Proxy Statement and on the enclosed proxy card.

By Order of the Board of Directors

Ellen Richey
 Vice Chairman, Enterprise Risk Management, Chief Legal Officer and Corporate Secretary

This proxy statement and accompanying proxy card are being distributed on or about
April 11, 2005

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did you send me this Proxy Statement?

        The Board of Directors of Providian Financial Corporation is sending you this Proxy Statement and the enclosed proxy card because we are soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement describes the proposals on which we would like you, as a stockholder, to vote. The Annual Meeting will be held at 10:00 a.m., Pacific time, on Thursday, May 5, 2005, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California.

What proposals will be voted on at the Annual Meeting?

        At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including the election of directors, approval of the material terms of the Company's Amended and Restated Management Incentive Plan, and ratification of the appointment of the Company's independent auditors.

What are the Board's recommendations on the proposals?

        The Board recommends a vote:

  •
  FOR each of the nominees for director,

  •
  FOR approval of the material terms of the Company's Amended and Restated Management Incentive Plan, and

  •
  FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2005.

        With respect to any other matter that properly comes before the meeting, the proxy holders named on your proxy card will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Who can vote?

        All holders of the Company's common stock (the "Common Stock") of record at the close of business on March 7, 2005 (the "Record Date") are entitled to vote at the Annual Meeting. On the Record Date, there were 294,049,886 shares of Common Stock outstanding.

What shares can I vote?

        For each share of Common Stock you own at the close of business on the Record Date, you are entitled to one vote on each matter to be voted on at the Annual Meeting. You may vote all shares you own as of that time. These include:

  •
  shares you hold in your name as the holder of record through the Company's transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), and

  •
  shares held for you as the beneficial owner in "street name" through a broker, bank, or other nominee.

The enclosed proxy card includes shares, if any, of Common Stock you may own under the Providian Financial Corporation 401(k) Plan and shares, if any, of restricted stock you may own under the Providian Financial Corporation 2000 Stock Incentive Plan.

How do I vote?

        If you are the beneficial owner of shares of Common Stock held for you in "street name" through a broker, bank, or other nominee, or you own shares of Common Stock under the Providian Financial Corporation 1997 Employee Stock Purchase Plan, you have the right to direct your broker, bank, or other nominee how to vote, and these proxy materials are being forwarded to you together with a voting instruction card. It is important that you follow those instructions in order to have your shares voted.

        If you hold shares of Common Stock in your own name as a holder of record, you have the option of voting by proxy or voting in person at the Annual Meeting. If you vote by proxy, you may do so by signing and returning the enclosed proxy card or following the directions on the proxy card for Internet or telephone voting.

What does it mean if I receive more than one proxy or voting instruction card?

        It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Can I vote through the Internet or by telephone?

        Instead of submitting your proxy vote on the paper proxy card, you can vote on the Internet or by telephone. See "Internet and Telephone Voting" on page 39 of this Proxy Statement for additional information. There are separate Internet and telephone voting arrangements depending on whether your shares are registered in your own name as a holder of record through the Company's transfer agent or held in "street name" through a broker, bank, or other nominee.

What quorum is required for the Annual Meeting?

        The quorum required for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. If you have returned valid proxy instructions or attend the meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on one or more proposals presented at the meeting. Shares that are the subject of broker nonvotes will count for quorum purposes. Generally, broker nonvotes occur when shares held in "street name" by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary power to vote such shares under the rules of the New York Stock Exchange (the "NYSE").

How are votes counted?

        Item 1 on the proxy card requests your vote for the three nominees for director this year. You may vote "FOR" all of the nominees, or your vote may be "WITHHELD" with respect to one or more nominees.

        Item 2 requests your vote for approval of the material terms of the Company's Amended and Restated Management Incentive Plan. You may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

        Item 3 requests your vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 2005. You may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

        If your Common Stock is held for you in "street name" through a broker, generally the broker may vote the Common Stock it holds for you only in accordance with your instructions. If the broker has not received your instructions with respect to a proposal and the broker does not have discretionary power under the NYSE rules to vote on the proposal, your shares will not be voted and will be considered "broker nonvotes" with respect to that proposal.

        If you vote by proxy, the proxy holders named on the proxy card will vote your shares as you direct. If you sign your proxy card but do not give specific voting instructions to the proxy holders, your shares will be voted in accordance with the Board's recommendations. Any undirected shares that you hold in the 401(k) Plan will be voted in proportion to the way the other 401(k) Plan stockholders vote their 401(k) Plan shares.

        If any other matters are properly submitted to a vote at the Annual Meeting, your shares will be voted at the discretion of the proxy holders named on your proxy card.

What vote is required to approve the proposals?

        Directors are elected by a plurality of votes cast. This means that the three director nominees who receive the most "FOR" votes will be elected. If you withhold your authority to vote for any nominee, your vote will not count for or against the nominee. Likewise, a broker nonvote will not affect the outcome of the election.

        Each of the proposal to approve the material terms of the Amended and Restated Management Incentive Plan and the proposal to ratify the appointment of Ernst & Young LLP will be approved if the holders of a majority of the shares present in person or represented by proxy and entitled to vote on such matters vote "FOR" the proposal. Abstentions have the same effect as a vote against such matters. A broker nonvote will not affect the outcome, because broker nonvotes are not considered entitled to vote.

Who will count the vote?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether or not a quorum is present.

If I change my mind, can I change my vote?

        If you vote by proxy, you can change your vote by revoking your proxy at any time before the final tallying of votes. You may revoke your proxy by:

  •
  delivering a written notice of revocation to the Secretary of the Company;

  •
  signing another proxy card with a later date and returning it before the polls close at the meeting;

  •
  voting on the Internet or by telephone before the deadline for voting (see "Internet and Telephone Voting" on page 39 of this Proxy Statement) (your LATEST Internet or telephone vote is the one counted); or

  •
  voting in person at the Annual Meeting.

Can I have the Company's annual meeting materials delivered to me electronically?

        If you have access to the Internet, you can consent to electronic delivery of the Company's future proxy statements, proxy cards, and annual reports by responding affirmatively to the request for your consent when prompted. See "Electronic Delivery of Future Annual Meeting Materials" on page 39 of this Proxy Statement for additional information. If you consent and the Company delivers some or all of its future annual meeting materials to you by electronic mail or by posting materials to the Internet, you will not receive paper copies of these materials through the mail. Because electronic delivery could save the Company a significant portion of the costs associated with printing and mailing materials, we encourage you to consent to electronic delivery.

Who is paying for this solicitation?

        The Company will pay the cost of this proxy solicitation. Employees of the Company may solicit proxies by mail, telephone, facsimile, or directly in person. Company employees do not receive additional compensation for soliciting proxies. The Company has retained Georgeson Shareholder Communications, Inc. to help solicit proxies on behalf of the Company for a fee of $8,000, plus reasonable out-of-pocket costs and expenses. The Company will, upon request, reimburse brokers, banks, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information regarding ownership of the outstanding shares of Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and is based on Schedule 13G filings made with the Securities and Exchange Commission (the "SEC") by such entities or persons reporting shares beneficially owned as of December 31, 2004:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Owned(1)
Davis Selected Advisors, L.P. 2949 Each Elvira Road, Suite 101 Tucson, Arizona 85706	15,294,280	(2)	5.20%
Legg Mason Funds Management, Inc. LMM, LLC Legg Mason Capital Management, Inc. 100 Light Street Baltimore, MD 21202	27,700,800	(3)	9.42%
Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, NY 10036	21,445,673	(4)	7.29%
Putnam, LLC d/b/a Putnam Investments Putnam Investment Management, LLC The Putnam Advisory Company, LLC. One Post Office Square Boston, MA 02109

(1)
Based on the number of shares of Common Stock issued and outstanding on February 28, 2005, which was 293,981,798.

(2)
According to a Schedule 13G/A filed with the SEC on March 10, 2005, Davis Selected Advisers, L.P. had sole power to vote and dispose of these shares.

(3)
According to a Schedule 13G/A filed with the SEC on February 15, 2005, Legg Mason Funds Management, Inc. reports shared voting power and shared dispositive power with respect to 13,000,000 shares; LMM, LLC reports shared voting power and shared dispositive power with respect to 10,000,000 shares; and Legg Mason Capital Management, Inc. reports shared voting power and shared dispositive power with respect to 4,700,800 shares, each as of December 31, 2004.

(4)
According to a Schedule 13G filed with the SEC on February 11, 2005, Putnam, LLC d/b/a Putnam Investments ("PI"), on behalf of itself and Marsh & McLennan Companies, Inc. ("M&MC"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC"), reports voting and dispositive power as of December 31, 2004 as follows: PI, a wholly-owned subsidiary of M&MC, is the beneficial owner of 21,445,673 shares and has shared voting power with respect to 1,533,922 shares and shared dispositive power with respect to 21,445,673 shares. PIM, which is wholly owned by PI and the investment adviser to the Putnam family of mutual funds, is the beneficial owner of 19,019,086 shares and has shared voting power with respect to 484,636 shares and shared dispositive power with respect to 19,019,086 shares. Each of the mutual funds' trustees has voting power over the shares held by each fund. PAC, which is wholly owned by PI and the investment adviser to Putnam's institutional clients, is the beneficial owner of 2,426,587 shares and has shared voting power with respect to 1,049,286 shares and shared dispositive power with respect to 2,426,587 shares. Pursuant to Rule 13d-4, M&MC and PI declare that the filing of such Schedule 13G shall not be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g), the beneficial owner of any securities covered by such Schedule 13G, and further state that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by such Schedule 13G.

Security Ownership of Management

        The number of shares of Common Stock beneficially owned by each director and nominee and each executive officer named in the Summary Compensation Table in this Proxy Statement, and by all directors, nominees, and executive officers as a group, as of February 28, 2005, is shown in the following table. For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) through April 29, 2005. Subject to applicable community property laws and shared voting or investment power with a spouse, each individual has sole investment and voting power with respect to the shares set forth in the table that follows unless otherwise noted. For additional information regarding equity and equity-based awards, see "Option Grants," "Option Exercises and Holdings," and "Executive Employment and Change in Control Agreements."

Name of Director, Nominee or Executive Officer	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Owned
John L. Douglas	17,779	(2)	*
Richard D. Field	585,264	(3)	*
J. David Grissom	973,348	(4)	*
Robert J. Higgins	66,681		*
James P. Holdcroft, Jr.	15,107		*
F. Warren McFarlan	148,616	(5)	*
Ruth M. Owades	120,593	(6)	*
Francesca Ruiz de Luzuriaga	36,045		*
Jane A. Truelove	45,273		*
Chaomei Chen	582,686	(7)	*
Ellen Richey	1,575,558		*
Joseph W. Saunders	2,569,656		*
Anthony F. Vuoto	768,972		*
Warren Wilcox	669,888	(8)	*
All directors, nominees and executive officers as a group (17 persons)	9,212,647		3.13%

*
Less than 1%.

(1)
Includes the following restricted shares granted under the Company's stock incentive plans, shares subject to options granted under the Company's stock incentive plans which are now exercisable or are exercisable through April 29, 2005 (60 days after February 28, 2005), and shares held in an account under the Company's 401(k) Plan as of December 31, 2004 (the latest Plan statement date):

	Restricted shares	Options now exercisable or exercisable through 4/29/05	401(k) Account
John L. Douglas	8,798	5,024	—
Richard D. Field	13,145	22,961	—
J. David Grissom	14,642	45,794	—
Robert J. Higgins	15,131	14,961	—
James P. Holdcroft, Jr.	9,112	5,995	—
F. Warren McFarlan	14,680	103,294	—
Ruth M. Owades	15,703	66,794	—
Francesca Ruiz de Luzuriaga	12,657	14,961	—
Jane A. Truelove	12,849	14,961	—
Chaomei Chen (includes shares owned by Ms. Chen's spouse)	219,511	287,201	119
Ellen Richey	143,012	1,222,622	7,865
Joseph W. Saunders	527,333	2,016,668	—
Anthony F. Vuoto	223,345	466,134	—
Warren Wilcox	56,679	441,134	1,993
All directors, nominees, and executive officers as a group (17 persons)	1,482,376	5,365,173	12,036
(2)
Includes 2,086 shares held in the name of Mr. Douglas and his spouse, as to which Mr. Douglas shares voting and investment power.

(3)
Includes 212,000 shares held in an individual retirement account.

(4)
Includes 13,500 shares owned by Mr. Grissom's spouse, as to which Mr. Grissom disclaims beneficial ownership.

(5)
Includes 1,800 shares owned by Dr. McFarlan's spouse, as to which Dr. McFarlan disclaims beneficial ownership.

(6)
Includes 3,000 shares held in the Owades Trust, as to which Ms. Owades shares voting and investment power.

(7)
Includes 7,753 shares owned by Ms. Chen's spouse, who is an employee of the Company, including 2,682 restricted shares granted under the Company's stock incentive plans; 4,400 shares subject to options granted under the Company's stock incentive plans which are now exercisable or are exercisable through April 29, 2005 (60 days after February 28, 2005); and 119 shares held in an account under the Company's 401(k) Plan as of December 31, 2004 (the latest Plan statement date).

(8)
Includes 35 shares held in a custodial account, of which Mr. Wilcox is the custodian, for Mr. Wilcox's minor child.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company currently has ten directors. The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes. Each class of directors serves a staggered three-year term (or a shorter term if a director is filling a vacancy). Mr. Holdcroft, Ms. Owades, and Ms. Truelove are standing for election at the Annual Meeting to serve for a term of three years expiring in 2008. Each nominee is currently a director of the Company and has served continuously on the Board since his or her appointment. Each nominee has consented to be named in this proxy statement and to serve if elected. The Company does not presently know of any reason that would preclude any nominee from serving if elected. If any nominee, for any reason, should become unable or unwilling to stand for election as a director, either the shares of Common Stock represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend, or, if the Board of Directors so determines, the number of directors to be elected at the Annual Meeting will be reduced accordingly.

        The following information, which is based on information provided to the Company by the nominees and current directors, sets forth for each nominee and current director other than Mr. Grissom his or her age, length of service as a director of the Company, positions and offices with the Company, principal occupations during the past five years, and other directorships of publicly held companies or registered investment companies. Mr. Grissom, who is in the class of directors whose term expires in 2007, has informed the Company of his intention to leave the Board following the Annual Meeting, for personal reasons.

        The Board of Directors Recommends a Vote FOR the Nominees Named in this Proposal.

Nominees for Election at the Annual Meeting are:

  James P. Holdcroft, Jr., 50
  Director since 2003.
  Private investor from July 2004 to present and from 2002 to 2003. Managing Director, General Atlantic Partners, LLC, a private equity firm, from January to June 2004. Managing Director and Principal, Lehman Merchant Banking Partners, from 1999 to 2002. Chief Financial Officer and Chief Legal Officer, Optimark Technologies, during 1999. Executive Vice President and Consultant, Republic New York Corporation, from 1991 to 1999.

  Ruth M. Owades, 56
  Director since 1998.
  President, Owades Enterprises, a consumer marketing enterprise, from 2002 to present. Chairman and Chief Executive Officer, Calyx & Corolla, a fresh flower catalog company, from 1988 to 2001.

  Other directorships: J. Jill, Inc. and Armstrong Holdings

  Jane A. Truelove, 52
  Director since 2002.
  Private Investor; Senior Vice President and Regional General Manager, Fidelity Investments, from 1990 to 1999. Member of the Board of Governors from 1997 to 2003, Development Committee Chair from 2002 to 2003, Board Chair from 2001 to 2002, and Secretary from 2000 to 2001, New Hampshire Public Television. Chair, Electronic Government Committee, State of New Hampshire Information Technology Strategic Planning Commission, from 2000 to 2001. Trustee, St. Anselm College, from 1997 to present.

Directors Whose Terms Expire in 2006 are:

  Richard D. Field, 64
  Director since 2002.
  Private investor from 1997 to present. Senior Executive Vice President and Policy Committee member, The Bank of New York Co., Inc., from 1987 to 1997. Chairman of MasterCard International's U.S. board of directors from 1994 to 1997.

  Other directorships: Electronic Clearing House, Inc.

  F. Warren McFarlan, D.B.A., 67
  Director since 1997.
  Professor, Harvard Business School, from 1973 to present; Senior Associate Dean, Harvard Business School, from 1991 to 2004; Director of External Affairs, Harvard Business School, from 1995 to 1999; Director, Asia-Pacific Initiative at Harvard Business School, from 1999 to 2004; member of the Harvard University faculty from 1964 to present.

  Other directorships: Computer Sciences Corporation, Li and Fung Limited, and Investools Inc.

  Joseph W. Saunders, 59
  Director since 2001 and Chairman of the Board since 2002.
  President and Chief Executive Officer of the Company from November 2001 to present and Chairman of the Board since May 2002. Chairman and Chief Executive Officer of Fleet Credit Card LLC from 1997 to November 2001. Prior to that, Mr. Saunders was head of credit card operations at Household Credit Services and held various executive positions at Household International, Inc. over a 12-year period. Mr. Saunders is a member of the Board of Directors of Visa U.S.A. Inc.

Directors Whose Terms Expire in 2007 are:

  John L. Douglas, 54
  Director since 2003.
  Partner, Alston & Bird LLP, a law firm, from 1983 to 1987 and from 1990 to present and Chairman of its Financial Services Group from 1993 to present.1 From 1987 to 1989, Mr. Douglas served as General Counsel for the Federal Deposit Insurance Corporation.

1
The Company retained Alston & Bird LLP to provide legal services prior to October 2003. See "Director Independence."

  Robert J. Higgins, 59
  Director since 2002.
  Private investor from 2001 to present. Director of Administration, State of Rhode Island Department of Administration, from January 2003 to December 2003. President, Consumer Banking and Investment Services, FleetBoston Financial Corporation, from 2000 to 2001. President, Commercial and Retail Banking, FleetBoston Financial Corporation, from 1999 to 2000. President and Chief Operating Officer, Fleet Financial Group, FleetBoston Financial Corporation, from 1997 to 1999.

  Other directorships: JP Morgan Funds (a registered investment company)

  Francesca Ruiz de Luzuriaga, 51
  Director since 2002.
  Independent business development consultant from 2000 to present. Chief Operating Officer, Mattel Interactive, a business unit of Mattel, Inc., a toy manufacturer, from 1999 to 2000. Executive Vice President, Worldwide Business Planning and Resources, from 1997 to 1999, and Chief Financial Officer, Mattel, Inc. from 1995 to 1997.

  Other directorships: OfficeMax Inc. (formerly known as Boise Cascade Corporation)

CORPORATE GOVERNANCE AND BOARD MATTERS

        The Company's Board of Directors has adopted a Code of Business Conduct, including a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, and Controller, and Corporate Governance Guidelines. The Board has designated a Human Resources and Compensation Committee, Audit and Compliance Committee, and Nominating and Corporate Governance Committee, each of which is a standing committee to which directors are appointed, and has adopted a written charter for each of these committees. You can access the Code of Business Conduct, Corporate Governance Guidelines, and committee charters in the "Corporate Governance" section of our Web site at www.providian.com. You can also obtain, without charge, copies of the Code of Business Conduct, Corporate Governance Guidelines, and charters by writing to us at Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105, Attention: Corporate Secretary. If we make any substantive amendment to the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer, or Chief Accounting Officer or grant any waiver, including any implicit waiver, from a provision of the Code to one of these officers, we will disclose the nature of the amendment or waiver on our Web site or in a report on Form 8-K.

Communication with Our Directors

        Stockholders may communicate directly with our Board of Directors, including the non-management directors, the presiding director, or an individual director, by mail sent to Providian Financial Corporation, Board of Directors, P.O. Box 192605, San Francisco, CA 94119. The office of the Corporate Secretary will open, sort, and record in a log all correspondence received at this address and forward the correspondence to the addressee or, if the correspondence is addressed to the Board of Directors, to the presiding director. If a communication is received that is unrelated to the duties and responsibilities of the Board, such as inquiries about customer accounts and employee personnel matters and other items not viewed as security holder communications, the office of the Corporate Secretary will forward a copy of such communication to the relevant business department or the Human Resources Department, as appropriate, in addition to forwarding the communication to the Board or its members.

Director Independence

        Under our Corporate Governance Guidelines, at least two-thirds of the members of our Board of Directors must be independent. The Company's Board of Directors has adopted categorical standards, which are attached as Appendix I to this Proxy Statement, to assist them in determining the independence of its members. Based on these standards and other relevant facts and circumstances, the Board has affirmatively determined that each of the following members of the Board is independent, as such term is defined in the corporate governance standards of the NYSE, and has no material relationship with the Company: Messrs. Douglas, Field, Grissom, Higgins, and Holdcroft, Dr. McFarlan, Ms. Luzuriaga, Ms. Owades, and Ms. Truelove. Mr. Saunders is not independent because he is the President and Chief Executive Officer, and an employee, of the Company.

        In particular, the Board has determined, consistent with the categorical standards, that Dr. McFarlan is independent even though the Company has entered into an outsourcing arrangement with Computer Sciences Corporation ("CSC"), because he has no relationship with CSC, and receives no compensation from CSC, other than as a member of its board of directors, and due to the modest size of the transaction relative to the gross revenues of CSC and the arm's length nature of the transaction.

        Mr. Douglas, a director of the Company since July 2003, is a partner in the law firm of Alston & Bird LLP. Mr. Douglas was appointed to the Audit and Compliance Committee of the Board in October 2003. Prior to October 2003, the Company retained Alston & Bird to provide legal services to the Company on various matters. Alston & Bird's representation on all matters was concluded or terminated, and all fees outstanding to Alston & Bird were paid, before Mr. Douglas' appointment to the Audit and Compliance Committee. No fees were paid by the Company to Alston & Bird in 2004 for legal services to the Company, and the fees paid by the Company to Alston & Bird in 2003 for legal services did not exceed 2% of Alston & Bird's gross revenues for 2003. The Board of Directors has determined that Mr. Douglas does not have a material relationship with the Company and he is therefore independent under the NYSE's corporate governance standards. The Company has put in place procedures designed to prevent any future engagement of Alston & Bird for so long as Mr. Douglas remains on the Board.

        In addition, each member of the Board's Nominating and Corporate Governance Committee and each member of its Human Resources and Compensation Committee is independent, as such term is defined in the corporate governance standards of the NYSE. The Company's Board of Directors has further determined that each of the members of its Audit and Compliance Committee meets the independence standards for audit committee members under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and the corporate governance standards of the NYSE.

Committees of the Board

        The following table sets forth information regarding the current members of each of the Board's Audit and Compliance, Human Resources and Compensation, and Nominating and Corporate Governance Committees, the chairs of such committees, and the number of meetings held by such committees during 2004:

	Audit and Compliance Number of Meetings during 2004: 10	Human Resources and Compensation Number of Meetings during 2004: 7	Nominating and Corporate Governance Number of Meetings during 2004: 5
John L. Douglas	X
Richard D. Field	X		X (Chair)
J. David Grissom	X (Chair)		X
Robert J. Higgins		X
James P. Holdcroft, Jr.	X
F. Warren McFarlan		X (Chair)	X
Ruth M. Owades		X	X
Francesca Ruiz de Luzuriaga	X
Jane A. Truelove		X

        At its meeting held in January 2005, the Board appointed Ms. Luzuriaga as Chair, and Messrs. Douglas, Field, Grissom, and Holdcroft as members, of the Audit and Compliance Committee; Mr. Higgins as Chair, and Dr. McFarlan, Ms. Owades, and Ms. Truelove as members, of the Human Resources and Compensation Committee; and Mr. Douglas as Chair, and Messrs. Field and Grissom, Dr. McFarlan, and Ms. Truelove as members, of the Nominating and Corporate Governance Committee, in each case effective May 6, 2005. Mr. Grissom, however, has informed the Company that he intends to leave the Board following the Annual Meeting.

        Under the terms of its charter, the Audit and Compliance Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor. No member of the Audit and Compliance Committee serves on the audit committee of more than three public companies. The Board has determined that each member of the Audit and Compliance Committee is financially literate and that Messrs. Field, Grissom, and Holdcroft and Ms. Luzuriaga are "audit committee financial experts" under the criteria adopted by the SEC.

        Under the terms of its charter, the Human Resources and Compensation Committee is responsible for (1) overseeing all policies of the Company designed to attract and retain a diverse, highly competent workforce, (2) discharging the Board's responsibilities relating to compensation of the Company's officers, including establishing annual and long-term performance goals for the Chairman and Chief Executive Officer and other officers of the Company and approving their compensation, and (3) reviewing the Company's senior management succession plan. The Committee has overall responsibility for approving and evaluating the Company's officer compensation plans, policies and programs.

        The Nominating and Corporate Governance Committee is appointed by the Board of Directors (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of stockholders, (2) to assist the Board by identifying individuals qualified to become nominees for Chief Executive Officer, Chairman of the Board and President, (3) to recommend to the Board the Corporate Governance Guidelines applicable to the Company, (4) to lead the Board in its annual review of the Board's performance, and (5) to recommend to the Board nominees to serve as members of each committee of the Board.

        In addition, the Board has designated an Executive Committee. As provided by the By-laws of the Company, the Committee has full authority to act on behalf of the Board when the full Board is not in session, and it otherwise has authority to act to the extent such authority has been delegated to the Committee by the Board, except that it cannot take any action not permitted under Delaware law to be delegated to a committee. Moreover, it cannot take any action that the NYSE has identified as the responsibility of a specific committee, and as currently constituted it cannot take any action that the NYSE has identified as the responsibility of a committee consisting solely of independent directors. The current members of the Executive Committee are Mr. Saunders (Chair) and Messrs. Grissom and Higgins.

Consideration of Director Nominees

        The Nominating and Corporate Governance Committee will consider nominees who have been recommended by stockholders if they have been recommended in accordance with the procedures described in this Proxy Statement under "Stockholder Proposals." Stockholder nominees that comply with these procedures will receive the same consideration by the Committee that the Committee's nominees receive.

        When the Company seeks candidates for directors, the Company's practice is to retain a third party search firm to assist it in identifying, screening, and interviewing potential candidates. The search firm, members of the Board, or members of management may identify potential candidates for consideration. The search firm evaluates potential candidates against specific criteria as specified by the Committee and prepares a comparative analysis and ranking of interested persons. To be considered by the Committee, a candidate must, as a minimum requirement, have the ability to serve effectively on the Board. The Committee reviews with the full Board the skills and qualifications required of new Board members, and evaluates each candidate for independence and other characteristics in the context of the needs of the Board. The invitation to join the Board is extended by the Board itself, the Chairman of the Nominating and Corporate Governance Committee, and the Chairman of the Board.

        Each of the director nominees identified in this Proxy Statement (other than Ms. Owades, who is standing for re-election) was recommended by a third party search firm at the time of his or her initial appointment to the Board; Ms. Truelove was also recommended by an individual who was then an executive officer of the Company. Each nominee has been recommended by the Nominating and Compliance Committee for election by the stockholders at the 2005 Annual Meeting.

Attendance at Meetings and Presiding Director

        During 2004, the Company's Board of Directors held 12 meetings. Each director attended at least 75 percent of the aggregate number of meetings of the Board and of applicable committees of the Board held during the period that he or she served as a member of the Board or of such committees.

        The non-management directors of the Board meet at regular executive sessions without management participation. Mr. Grissom is the current presiding director. In January 2005, the non-management members of the Board selected Mr. Higgins to succeed Mr. Grissom as presiding director effective May 6, 2005.

        The Company does not have a policy of requiring members of the Board of Directors to attend the Company's annual meeting of stockholders. Four directors (including the Chairman of the Board) who were then members of the Board attended the 2004 annual meeting of stockholders.

DIRECTORS' COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Annual Retainer

        Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors. All other directors are paid an annual basic retainer fee of $60,000. In addition, non-employee directors are paid additional annual amounts for serving as a committee chair or for serving on a committee, as set forth in the following table:

Committee	Committee Chair	Other Committee Members
Audit and Compliance	$12,000	$6,000
Others	$8,000	$4,000

        The Company's non-employee directors are reimbursed for necessary and reasonable expenses incurred in the performance of their duties as directors. Directors may elect to receive 25% or more of their total annual retainer in unrestricted Common Stock. Directors who elect to receive all or a portion of their retainer in unrestricted Common Stock receive an additional award in restricted Common Stock equal to 25% of the amount elected to be paid in unrestricted stock. One-half of the restricted stock comprising each such additional award vests after three years and the balance vests after six years. If a director ceases to be a director for any reason other than for cause (as determined by the disinterested directors), all of the shares of restricted stock vest. If a director disposes of unrestricted retainer shares before the vesting of the related restricted stock, the director will forfeit all remaining unvested shares of such related restricted stock.

Equity Compensation

        In addition to their retainer, each non-employee director receives annual equity compensation in the form of stock options having a Black-Scholes value on the grant date equal to $50,000 and restricted stock having a market value on the grant date (based on the average of the high and low prices of the Common Stock) of $50,000. For 2004, each non-employee director received 4,166 shares of restricted stock and an option to purchase 6,582 shares of the Company's stock, based on a May 12, 2004 grant date valuation, at the exercise price of $12.00 per share. Each director's stock option award made in 2004 vests in full on May 5, 2005. Each restricted stock award made in 2004 vests in full on May 12, 2006, subject to acceleration of vesting in the event a director ceases to be a director for any reason other than for cause (as determined by the disinterested directors).

Matching Gifts Program

        All directors are able to participate in the Company's matching gifts program, subject to the same limitations, and otherwise on the same terms, as the Company's employees. Under this program, the Company will match donations to eligible educational institutions up to $2,000 per donor per year and donations to eligible community-based nonprofit organizations (other than educational institutions) up to $1,000 per donor per year.

Stock Ownership Guidelines

        Under the stock ownership guidelines established by the Board's Human Resources and Compensation Committee, non-employee directors are encouraged to hold Common Stock in an amount (calculated on the basis of the moving 12-month average price of the stock) equal to five times their annual base retainer. Restricted stock may be used to satisfy the guidelines. As of the end of February 2005, seven of the Company's nine non-employee directors had met their target stock ownership levels. Directors have until January 1, 2008 or, if later, the five year anniversary of their initial appointment or election to the Board to meet the targeted stock ownership levels.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table shows compensation information for the fiscal years set forth below for the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)		Restricted Stock Award(s) ($)(5)6)		Securities Underlying Options(#)(12)	All Other Compensation ($)(13))
Joseph W. Saunders Chairman, President and Chief Executive Officer	2004 2003 2002	858,462 748,462 600,000	2,200,000 2,000,000 1,200,000	— — 415,223	(2) (2) (3)	1,669,550 226,400 177,500	(7) (8) (9)	350,000 1,250,000 1,100,000	119,263 82,888 51,462
Anthony F. Vuoto* Vice Chairman and Chief Financial Officer	2004 2003 2002	404,616 390,769 249,038	575,000 525,000 315,001	— — 194,339	(3)	536,369 — 1,129,686	(10) (11)	98,400 400,000 250,000	44,053 34,085 5,056
Ellen Richey Vice Chairman, Enterprise Risk Management, Chief Legal Officer and Corporate Secretary	2004 2003 2002	416,923 415,385 399,904	550,000 525,000 315,001	9,797 9,507 6,406	(4) (4) (4)	543,252 — 1,052,186	(10) (11)	98,400 250,000 250,000	45,708 36,419 30,042
Chaomei Chen* Vice Chairman, Credit and Collections and Chief Credit Officer	2004 2003 2002	364,808 350,000 121,154	525,000 525,000 375,004	— 341 184,398	(3)	526,117 — 1,563,917	(10) (11)	98,400 250,000 125,000	40,759 21,699 —
Warren Wilcox Vice Chairman, Planning and Marketing	2004 2003 2002	363,462 350,000 347,308	525,000 525,000 515,001	— — 176,368	(3)	536,369 — 1,319,686	(10) (11)	98,400 250,000 325,000	40,833 31,546 11,461

*
Mr. Vuoto joined the Company in April 2002. Ms. Chen joined the Company in August 2002.

(1)
Includes the following amounts reimbursed during the year for payment of taxes in connection with relocation and moving expenses: for 2003, $341 for Ms. Chen; and for 2002, $186,315 for Mr. Saunders; $73,003 for Mr. Vuoto; $71,120 for Ms. Chen; and $83,103 for Mr. Wilcox. For Ms. Richey, includes the following amounts reimbursed for payment of taxes in connection with financial and tax planning services provided to Ms. Richey: $434 in 2003 and $2,809 in 2002.

(2)
For 2004 and 2003, Mr. Saunders received perquisites in the form of use of a Company-owned automobile and two Company-employed drivers for non-business use. The amount of the aggregate incremental cost in each year for such perquisites was below the lesser of $50,000 or 10% of Mr. Saunders' annual salary and bonus.

(3)
Includes the following relocation and temporary housing expenses: Mr. Saunders, $204,200; Mr. Vuoto, $98,843; Ms. Chen, $97,074; and Mr. Wilcox, $92,891. Mr. Saunders was also provided the use of the automobile and drivers described in Footnote 2 for non-business use in 2002.

(4)
Includes above-market interest on deferred compensation paid or payable during the year but deferred at the election of Ms. Richey. Prior to 2005, interest at the rate of the Prime Rate plus 2% was credited to balances deferred under the Company's deferred compensation plan and nonqualified defined contribution plan.

(5)
Represents the dollar value of restricted stock awarded under the Company's stock incentive plans (based on the closing market price on the date of grant).

(6)
Dividends, if any, on restricted stock awards are paid at the same rate as paid to all stockholders. On December 31, 2004, based on the closing price of the Common Stock of $16.47 per share, the Named Executive Officers held shares of restricted stock having a then market value as follows:

Named Executive Officer	Number of Shares	Market Value as of December 31, 2004
Joseph W. Saunders	478,333	$7,878,145
Anthony F. Vuoto	240,417	$3,959,668
Ellen Richey	167,984	$2,766,696
Chaomei Chen	220,088	$3,624,849
Warren Wilcox	240,417	$3,959,668
(7)
Includes 105,000 shares of restricted stock awarded in January 2004 under the Company's stock incentive plan as part of the Company's long term incentive program. These shares are scheduled to vest in three equal annual installments beginning January 29, 2005. Also includes 20,000 shares of restricted stock awarded under the Company's stock incentive plan on October 19, 2004, when Mr. Saunders accepted the Company's offer to delay until June 30, 2005 the vesting of all unvested shares of restricted stock previously awarded to him that were then scheduled to vest on November 25, 2004. The 20,000 shares awarded on October 19, 2004 also vest, in full, on June 30, 2005.

(8)
Includes 20,000 shares of restricted stock awarded under the Company's stock incentive plan to Mr. Saunders as a retention bonus in November 2003, which were originally scheduled to vest in full on November 25, 2004. The vesting date was delayed to June 30, 2005, as described in Footnote 7.

(9)
The shares of restricted stock awarded to Mr. Saunders in connection with his appointment as President and Chief Executive Officer (which include 50,000 shares awarded in January 2002) were originally scheduled to vest in three equal annual installments beginning November 25, 2002. In November 2003, in exchange for the award of 20,000 shares of restricted stock made in November 2003, Mr. Saunders accepted the Company's offer to amend the vesting schedule so that vesting of the second installment was delayed until November 25, 2004; this vesting date was further delayed until June 30, 2005, as described in Footnote 7.

(10)
Includes 29,600 shares of restrict stock awarded to each of the Named Executive Officers other than Mr. Saunders in January 2004 under the Company's stock incentive plan as part of the Company's long term incentive program. These shares are scheduled to vest in three equal annual installments beginning January 29, 2005. Also includes, for each of the Named Executive Officers other than Mr. Saunders, the following shares of restricted stock awarded to such Named

  Executive Officers in exchange for their agreement to amend the vesting schedule of certain restricted stock that otherwise would have vested in 2004 (see Footnote 11):

Named Executive Officer	Number of Shares Awarded
Anthony F. Vuoto	11,313 shares
Ellen Richey	11,838 shares
Chaomei Chen	10,531 shares
Warren Wilcox	11,313 shares
(11)
For 2002, includes two awards of restricted stock to each of the Named Executive Officers other than Mr. Saunders under the Company's stock incentive plan: in January 2003, as part of the Company's annual bonus award for performance during 2002, the Company awarded the number of shares set forth in the table below, which were originally scheduled to vest in three equal annual installments beginning January 29, 2004; and the Company awarded 250,000 shares in 2002 that were originally scheduled to vest in three equal annual amounts beginning on the dates indicated below. In January 2004, in exchange for additional shares of restricted stock as described in Footnote 10, each of the Named Executive Officers other than Mr. Saunders accepted the Company's offer to amend the vesting schedule so that vesting of the shares originally scheduled to vest in 2004 was delayed in each case by one year. Vesting dates subsequent to the 2004 vesting dates were unchanged.

Named Executive Officer	Shares Awarded in January 2003/ Earliest Vesting Date as Originally Scheduled	Shares Awarded in 2002/ Earliest Vesting Date as Originally Scheduled
Anthony F. Vuoto	32,838 shares/January 29, 2004	250,000/July 29, 2003
Ellen Richey	32,838 shares/January 29, 2004	250,000/July 7, 2002
Chaomei Chen	13,291 shares/January 29, 2004	250,000/August 26, 2003
Warren Wilcox	32,838 shares/January 29, 2004	250,000/February 15, 2003
(12)
Represents the number of shares of Common Stock underlying options.

(13)
Includes the Company's contributions to each Named Executive Officer under the Company's 401(k) Plan and nonqualified defined contribution plan and the Company's contributions under the retirement components of the Company's 401(k) Plan and nonqualified defined contribution plan during 2002, 2003, and 2004. Half of the Company's contributions to the retirement components of these plans vests after three years of service and the remaining half vests after four years of service. Also includes above-market interest earned on balances in nonqualified defined contribution plan accounts and payable in future periods for Ms. Richey in 2002 and for the Named Executive Officers (including Ms. Richey) in 2003 and 2004. In 2004, Company contributions were made to the Company's 401(k) Plan and nonqualified defined contribution plan and the retirement components of such plans, and above-market interest was earned on balances in nonqualified defined contribution plan accounts, in the following amounts:

Named Executive Officer	401(k) Employer Contribution	401(k) Retirement Component	Nonqualified defined contribution plan Employer Contribution	Nonqualified defined contribution plan Retirement Component	Above-market interest on non-qualified defined contribution plan accounts
Joseph W. Saunders	$8,200	$6,150	$23,800	$80,304	$809
Anthony F. Vuoto	$8,200	$6,150	$7,800	$21,738	$165
Ellen Richey	$8,200	$6,150	$7,800	$22,108	$1,450
Chaomei Chen	$8,200	$6,150	$5,800	$20,544	$65
Warren Wilcox	$8,200	$6,150	$5,800	$20,504	$179

Option Grants

        The following table contains information concerning the grant of stock options in 2004 to the Named Executive Officers. Included is information on potential realizable value to the Named Executive Officers, assuming growth of the Common Stock at the stated rates of appreciation.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Joseph W. Saunders	350,000	16.48%	$13.29	1/27/2014	$2,925,303	$7,413,293
Anthony F. Vuoto	98,400	4.63%	$13.29	1/27/2014	$822,428	$2,084,194
Ellen Richey	98,400	4.63%	$13.29	1/27/2014	$822,428	$2,084,194
Chaomei Chen	98,400	4.63%	$13.29	1/27/2014	$822,428	$2,084,194
Warren Wilcox	98,400	4.63%	$13.29	1/27/2014	$822,428	$2,084,194

(1)
The Company granted an option to each of the Named Executive Officers on January 27, 2004. These options vest in three equal annual amounts beginning on the first anniversary of the date of grant, subject to acceleration in the event of a Change in Control or Disability (as defined in the Company's 2000 Stock Incentive Plan) or death. In addition, the option granted to Mr. Saunders is subject to acceleration in the event of a termination by the Company without Cause or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement, which is described below under the heading "Executive Employment and Change in Control Agreements").

(2)
The amounts shown represent potential realizable value based on the assumed rates of appreciation only. Actual gains on stock option exercises, if any, are dependent on the future performance of the Common Stock and overall condition of the stock market, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 2004 and unexercised options held on December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/04(#)		Value of Unexercised In-the-Money Options at 12/31/04($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph W. Saunders	—	—	1,900,001	1,549,999	$20,539,343	$12,145,157
Anthony F. Vuoto	—	—	300,001	448,399	$2,843,092	$3,670,320
Ellen Richey	—	—	1,106,489	348,399	$3,257,765	$2,600,820
Chaomei Chen	—	—	166,668	306,732	$1,641,263	$2,267,274
Warren Wilcox	—	—	300,001	373,399	$2,907,592	$2,900,445

(1)
Based on the closing price of the Common Stock on December 31, 2004, equal to $16.47 per share.

EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Saunders Employment Agreement

        On November 25, 2001, the Company entered into an employment agreement with Joseph W. Saunders, pursuant to which Mr. Saunders is employed as President and Chief Executive Officer of the Company. Mr. Saunders received a signing bonus of $2,000,000, which was intended to reimburse him for compensation he forfeited in connection with the termination of his prior employment. The employment agreement was amended on July 27, 2004 and again on October 19, 2004 (as so amended, the "Saunders Employment Agreement"). The term of the Saunders Employment Agreement commenced on November 25, 2001, and, as extended in October 2004, ends on December 31, 2007.

        Mr. Saunders' current annual base salary is $800,000. Under the terms of the Saunders Employment Agreement, Mr. Saunders was entitled to a guaranteed minimum annual bonus payment of $900,000 for fiscal year 2002 and the opportunity for annual incentive bonuses thereafter. For 2003 and subsequent years, Mr. Saunders' target bonus is 200% of his base salary.

        Pursuant to the Saunders Employment Agreement, Mr. Saunders also received an option to purchase 750,000 shares of Common Stock and 500,000 shares of restricted stock in connection with the commencement of his employment. The option vests in three equal annual installments, provided that Mr. Saunders is employed with the Company as of each vesting date, and has an exercise price equal to $3.27 per share, which was the average of the high and the low prices of the Common Stock on the last trading day before the option grant date of November 25, 2001. The option and all other options then held by Mr. Saunders will fully vest upon termination of Mr. Saunders' employment due to death or Disability, a Change in Control, a termination by the Company without Cause, or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement).

        The restricted stock granted pursuant to the Saunders Employment Agreement was originally scheduled to vest in three equal annual installments beginning November 25, 2002, and the first installment vested as scheduled. In November 2003, in consideration of the grant of 20,000 shares of restricted stock, Mr. Saunders accepted the Company's offer to amend the vesting schedule so that vesting of the second annual installment was delayed until November 25, 2004. The 20,000 shares of restricted stock he received in November 2003 were also scheduled to vest on November 25, 2004. However, pursuant to the Company's offer, on October 19, 2004, Mr. Saunders elected to delay until June 30, 2005 all unvested restricted shares held by him that were otherwise scheduled to vest on November 25, 2004, including the second and third annual installments of the restricted stock grant made pursuant to the Saunders Employment Agreement, which otherwise would have vested on November 25, 2004, and the 20,000 shares granted in November 2003. In consideration of Mr. Saunders' offer to accept the Company's offer to delay the vesting of such restricted shares until June 30, 2005, he received an additional 20,000 shares of restricted stock, which will vest on June 30, 2005. The 500,000 shares of restricted stock granted pursuant to the Saunders Employment Agreement, as well as the 20,000 shares of restricted stock granted in November 2003 and the 20,000 shares of restricted stock granted in October 2004, will fully vest upon termination of Mr. Saunders' employment due to death or Disability, a Change in Control, a termination by the Company without Cause, or a voluntary termination by Mr. Saunders for Good Reason (as such terms are defined in the Saunders Employment Agreement).

        The Saunders Employment Agreement contains the following additional provisions:

  •
  If, prior to a Change in Control (as defined in the Saunders Employment Agreement), the Company terminates Mr. Saunders' employment without Cause (as defined in the Saunders Employment Agreement), or he terminates his employment for Good Reason (as defined in the Saunders Employment Agreement), Mr. Saunders will receive a severance payment equal to three times the sum of his base salary as in effect immediately prior to termination and the amount of his target annual bonus.

  •
  If, upon or during the three years following a Change in Control, the Company terminates Mr. Saunders' employment without Cause or he terminates his employment for Good Reason, Mr. Saunders will receive a severance payment equal to three times the sum of his base salary and bonus, based on the highest bonus percentage paid or payable during the three fiscal years preceding the fiscal year in which the Change in Control occurs.

  •
  Upon termination of employment following a Change in Control, Mr. Saunders is entitled to receive a retirement benefit equal to the highest percentage of retirement contributions (as a percentage of total compensation for all eligible employees of the Company) for any year during the three full years preceding the Change in Control, multiplied by three times the sum of his base salary and bonus, determined as described in the immediately preceding paragraph.

  •
  Upon termination of employment following a Change in Control, Mr. Saunders is entitled to receive an amount equal to the unvested portion of any qualified or nonqualified retirement contribution account established for Mr. Saunders (in addition to any vested amounts due Mr. Saunders under any of the Company's retirement plans).

  •
  If any payment or distribution to Mr. Saunders is subject to any "excess parachute payment" excise tax or similar tax, he will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, Mr. Saunders will retain an amount equal to the amount he would have retained if such excise tax or similar tax had not applied.

  •
  Mr. Saunders received a relocation package in 2002 that provided for a relocation services arrangement, moving costs, temporary accommodations, and travel expenses. See Footnote 3 to the Summary Compensation Table.

  •
  Mr. Saunders is also entitled generally to participate in the employee benefit plans of the Company, including equity and other retirement or welfare benefit plans, policies, and programs maintained by the Company for the benefit of senior executives.

Executive Employment Agreements

        The Company entered into employment agreements with Mr. Wilcox in December 2001, Mr. Vuoto in March 2002, and Ms. Chen in August 2002 (collectively, the "Executive Employment Agreements"). Each of the Executive Employment Agreements provided for an annual base salary of $350,000. Pursuant to their respective employment agreements, Ms. Chen and Mr. Wilcox each received a signing bonus of $200,000. Each officer party to an Executive Employment Agreement is eligible to receive an annual bonus award under the Company's management incentive plan, and the Executive Employment Agreements to which Ms. Chen and Mr. Wilcox were a party each specified a minimum amount for such bonus award for 2002 performance as follows: Ms. Chen was eligible to receive a bonus in the minimum amount of $175,000, to be paid, at Ms. Chen's election, either in cash or a combination of cash and restricted stock vesting over a three-year period; and Mr. Wilcox was eligible to receive a bonus in the minimum amount of $350,000, to be paid partially in cash and partially in restricted stock vesting over a three-year period. Mr. Wilcox's employment agreement further provides that if the value at the time of a Change in Control (as defined below under "Change in Control Agreements") of the restricted stock portion of such bonus is less than its value on the date the restricted stock was granted, he will receive a cash payment equal to the difference in value.

        Under the terms of the Executive Employment Agreements to which Ms. Chen and Mr. Wilcox are a party, upon the commencement of their employment these officers received options under the Company's stock incentive plan to purchase the following shares of the Company's Common Stock at an exercise price equal to the average of the high and the low trading prices of the Common Stock on the date of grant: Ms. Chen, 125,000 shares (with an exercise price of $5.845); and Mr. Wilcox, 75,000 shares (with an exercise price of $4.485). The options granted to these officers vest in three equal annual installments beginning on the first anniversary of their respective grant dates.

        Under the Executive Employment Agreements to which Ms. Chen and Mr. Wilcox are a party, they also received, upon commencement of their employment, 250,000 shares of restricted stock under the Company's stock incentive plans. These shares were originally scheduled to vest in three equal annual installments beginning on the first anniversary of their respective grant dates in August 2002 for Ms. Chen and February 2002 for Mr. Wilcox. However, in January 2004, in consideration of the receipt of additional shares of restricted stock equal to 12% of the number of shares that would otherwise have vested in 2004, each of these officers accepted the Company's offer to amend the vesting schedule so that vesting of the installment originally scheduled to vest in 2004 was delayed until the corresponding 2005 vesting date. The additional shares of restricted stock granted in January 2004 vested on January 29, 2005.

        The terms of the Executive Employment Agreements also include a relocation package that provided for moving costs, temporary accommodations, travel expenses, and, in the case of Ms. Chen and Mr. Vuoto, a relocation services arrangement. See Footnote 3 to the Summary Compensation Table. Ms. Chen, Mr. Vuoto, and Mr. Wilcox are also entitled generally to participate in the employee benefit plans of the Company, including equity and other retirement or welfare benefit plans, policies, and programs maintained by the Company for the benefit of senior executives.

Change in Control Agreements

        The Company entered into separate change in control employment agreements effective as of January 27, 2004 with the Named Executive Officers other than Mr. Saunders. These agreements replaced change in control agreements previously executed among each of these executive officers, the Company, and Providian Bancorp Services, which was formerly a subsidiary of the Company and is now a subsidiary of the Company's banking subsidiary, Providian National Bank.

        In these agreements, a "Change in Control" is defined as the acquisition by a person or group of 20% or more of the Common Stock or other voting securities of the Company (subject to specified exceptions), certain changes in the majority of the Company's Board of Directors, certain mergers involving the Company, or the liquidation, dissolution, or sale of all or substantially all of the assets of the Company. Following a Change in Control, the officer will receive the benefits described below upon termination of employment (a) by the Company for any reason other than Cause, death, or Disability, or (b) by the officer for Good Reason (as defined in such agreements), including a termination for any reason if notice of such termination is given by the officer within a 30-day period beginning one year after the Change in Control. Upon such termination, the officer will receive a lump sum cash payment equal to the sum of all compensation accrued to the date of termination, a pro rated bonus (based on the highest bonus paid or payable in respect of the three preceding fiscal years), and any deferred compensation (together with interest or earnings on such deferred compensation), to the extent not previously paid by the Company. The officer will also receive the following upon such termination:

  •
  A severance payment equal to three times the sum of the officer's annual base salary and bonus, based on the highest monthly base salary during the 12-month period preceding the month in which the Change in Control occurs and the highest bonus percentage during the three fiscal years preceding the fiscal year in which the Change in Control occurs.

  •
  A retirement benefit equal to the highest percentage of retirement contributions (as a percentage of total compensation for all eligible employees of the Company) for any year during the three full years preceding the Change in Control multiplied by three times the officer's annual base salary and bonus, determined as described in the immediately preceding paragraph.

  •
  An amount equal to the officer's unvested portion of any qualified or nonqualified retirement contribution account established for the officer (in addition to any vested amounts due the officer under any of the Company's retirement plans).

In addition, each of these executive officers will receive, for a period of three years after the date of termination, medical and welfare benefits at least equal to those which would been provided to the officer under any plans, policies, practices, and programs if his or her employment had not been terminated. If any payment or distribution to the officer would be subject to any "excess parachute payment" excise tax or similar tax, the officer will be entitled to receive tax restoration payments in an amount such that, after payment of such excise tax or similar tax and all taxes attributable to such tax restoration payments, the officer will retain an amount equal to the amount the officer would have retained if such excise tax or similar tax had not applied.

        In addition to the change in control agreements with the Named Executive Officers described above, the Company has entered into change in control employment agreements with certain other officers, the specific terms of which are no more favorable to such officers than the most favorable terms described in this paragraph.

Human Resources and Compensation Committee
Executive Compensation Report
March 14, 2005

        The Human Resources and Compensation Committee (the "Committee") is a committee of the Board of Directors composed exclusively of directors who are "independent" under the criteria specified by the New York Stock Exchange. Each of the members of the Committee also qualifies as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code ("Section 162(m)") and as a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. This report is being submitted by the Committee.

        The Committee is responsible for administering the Company's executive compensation program and determining the compensation of the Chief Executive Officer and all other executive officers. The Committee is also responsible for reviewing the Company's incentive compensation and stock-based plans and compensation policies.

Compensation Policies and Practices

        The Company's executive compensation policies are designed to attract and retain key executives by providing compensation that is competitive with the market, link pay with performance and stockholder returns, and encourage ownership of the Company's Common Stock by executive officers. We engage a third-party independent compensation consultant to assist us with respect to assessing the competitive market. We link pay to stockholder returns by designing a total compensation package that includes stock and stock-based incentives, in addition to cash compensation, which is composed of base salary and an annual incentive award, as described below.

Components of Executive Compensation

        The key components of the executive compensation program are base salary, annual incentives, stock-based incentives, and employee benefits. One fundamental goal of our compensation policy is to provide our executive officers with the opportunity to earn total compensation that is competitive with total compensation that peer companies provide to comparably situated executives. In establishing the level of each component of compensation, as well as the total compensation amount, we consider amounts paid by peer group companies. Our independent consultant assists us in selecting the peer group of companies. For 2004, the peer companies consisted primarily of companies with a business focus and size similar to the Company's and large financial institutions with credit card units.

        The components of compensation for our executive officers other than the Chief Executive Officer are discussed below. The Chief Executive Officer's compensation is discussed below under "Compensation of the Chief Executive Officer."

Base Salary

        Base salaries for executive employees are determined using competitive market reference points, including relevant salary surveys for specific positions and job classifications at companies within the peer group, the responsibilities of the position, and the experience and performance of the individual executive. Generally, we pay salaries with reference to median levels.

Annual Incentives

        The Company provides executive officers with annual incentive award opportunities based on the Company's and executives' performance during the year. We establish annual incentive award targets for executives such that, if specified performance goals are met or exceeded, the awards will be between the median and the 75th percentile level of the competitive market. Our executive officers are eligible to participate in the Company's 2000 Management Incentive Plan (the "MIP"), which provides a list of performance goals that our shareholders approved in 2000 as required by Section 162(m). During the first 90 days of 2004 we established a performance goal (the "2004 Performance Goal") based on the Company's earnings per share for the 2004 fiscal year which, if achieved at specified minimum, target, and maximum levels, would result in awards ranging from 31% to 95%, or 50% to 150%, of the executive officer's base salary, depending on the officer's level in the organization. We approved annual incentive awards to the executive officers in January 2005, based on the Company's having satisfied capital ratio goals at the levels Providian National Bank had committed to achieve in the Capital Plan submitted to its regulators. A portion of each award was based on the 2004 Performance Goal having been satisfied at or above the maximum level, as certified by the Committee, and the remaining portion was based on achievement of other strategic objectives and performance goals identified for the executives.

        As required by Section 162(m), the material terms of the MIP must be approved by the Company's stockholders every five years. Proposal 2 as set forth in the Proxy Statement for the Company's 2005 Annual Stockholders' Meeting requests that the stockholders approve the material terms of the MIP, as amended and restated.

Long-Term Incentives

        Long-term incentive awards to executive officers are generally made annually and are designed to encourage creation of long-term value for our stockholders and equity ownership by our executives. In January 2004 we made long-term incentive awards in the form of restricted stock and stock options under the Company's 2000 Stock Incentive Plan (the "SIP"). We consulted with our independent consultant to determine the value of the total equity award to be granted to each grantee, and then used valuation methodologies determined in consultation with the consultant to allocate the value of the award between stock options and restricted stock.

        In January 2004, we made an additional restricted stock award to each of our executive officers in exchange for the officer's agreement to amend the original vesting schedule for all shares of restricted stock previously awarded to the officer, if any, that were scheduled to vest at any time during 2004, such that each of the 2004 vesting dates was delayed by one year. Under this agreement, each of these executive officers received a number of shares of restricted stock equal to 12% of the number of shares subject to the delay in vesting. The restricted stock awarded pursuant to these agreements vested in full on January 29, 2005.

        Options and restricted stock granted under the SIP generally vest in equal installments over a three-year period and generally require that the executive remain employed by the Company until the time of vesting. However, under the terms of the SIP, options and restricted stock are subject to accelerated vesting in certain cases, including a Change in Control (as defined in the SIP). The options expire no later than ten years from the date of grant and have an exercise price equal to the market price of the Common Stock at the time of grant. Thus, they provide value to the executives only when the price of the Common Stock increases above the exercise price. Similarly, restricted stock awards serve to directly tie executive compensation with the performance of the Company's Common Stock, since an increase in the stock price results in a benefit to the executive.

Employee Benefits

        The Company offers its executives medical and other benefits that are generally available to other employees. In addition, the Company maintains a supplemental plan to the Company's 401(k) plan, and until January 1, 2005, a deferred compensation plan for executive officers and directors. The supplemental 401(k) plan provides for employer matching and retirement contributions to be made that otherwise would not be made for employees receiving annual compensation above a threshold amount specified in Internal Revenue Service regulations. As amended in January 2005, the supplemental plan specifically provides that the interest rate for each quarter on account balances under the plan will be the Moody's Corporate Bond Yield Average in effect for the month immediately preceding such quarter. This rate replaces the Prime Rate plus 2% previously in effect. In addition, the supplemental plan was amended in January 2005 to provide that payment of benefits to a participant will be made six months after the participant's termination of employment, in order to comply with the requirements of the American Jobs Creation Act of 2004 applicable to key employees.

        The deferred compensation plan provided, prior to January 1, 2005, for the deferral of bonuses or other compensation by executive officers and non-employee directors, at the participant's election. However, from 2001 to 2004, the Company did not offer executive officers the opportunity to make an election under the plan, and only one of the Company's current executive officers has an outstanding balance under the plan. Prior to January 2005, account balances under this plan were credited with interest equal to the Prime Rate plus 2%, but the Plan was amended effective January 1, 2005 to change the rate for each quarter to the monthly Moody's Corporate Bond Yield Average in effect for the month immediately preceding such quarter.

Stock Ownership Guidelines

        The Committee has established stock ownership guidelines under which the Chief Executive Officer and the other executive officers are encouraged to hold Common Stock of the Company in an amount (calculated on the basis of the moving 12-month average price of the Common Stock) equal to five times, in the case of the Chief Executive Officer, and between one and one-half and three times, in the case of the other executive officers, of base salary. Restricted stock and stock held in the Company's 401(k) plan may be used to satisfy the guidelines. Executive officers have until January 1, 2008 or, if later, the five year anniversary of their date of appointment to meet the targeted stock ownership levels. As of January 2005, all of the Company's executive officers had met their target levels of ownership.

Compensation of the Chief Executive Officer

        In November 2001, the Company entered into an employment agreement with Mr. Saunders to serve as President and Chief Executive Officer of the Company. Mr. Saunders was named to the additional position of Chairman of the Board in May 2002. The Committee extended the term of Mr. Saunders' employment in October 2004 for three years until December 31, 2007. His annual base salary for 2004 was $800,000, which is unchanged from 2003, and represents the Committee's philosophy to pay Mr. Saunders a base salary with reference to the median of the competitive market.

        Under the terms of his employment agreement, Mr. Saunders is eligible for an annual target bonus of 200% of his base salary. This target places Mr. Saunders' annual bonus opportunity between the median and the 75th percentile of the competitive market. For 2004, we evaluated Mr. Saunders' performance in light of competitive factors, the Company's performance, and Mr. Saunders' leadership in the final stages of the Company's turnaround efforts. In January 2005, we approved an annual incentive bonus award to Mr. Saunders of $2,200,000, which was paid in cash, for performance in the 2004 fiscal year. The amount of the bonus was based on satisfaction of the 2004 Performance Goal at or above the maximum level established by the Committee and on the Company's having satisfied capital ratio goals at the levels Providian National Bank had committed to achieve in the Capital Plan submitted to its regulators. The portion of the $2,200,000 bonus in excess of the MIP's limit was paid outside of the MIP. To address this type of situation in the future, the MIP is being amended (see Proposal 2) to increase its annual limit so that it better reflects competitive practices.

        Consistent with the Committee's philosophy to award Mr. Saunders a long-term incentive between the median and the 75th percentile of the competitive market, in January 2004, we awarded

Mr. Saunders 105,000 shares of restricted stock and an option to purchase 350,000 shares under the SIP. The option has an exercise price of $13.29 per share, which was the average of the high and the low prices of the Company's Common Stock on the option grant date, and expires on the tenth anniversary of the grant date. The restricted stock and option are scheduled to vest in equal annual installments over a three-year period and are also subject to accelerated vesting on the terms provided in the SIP. In addition, under the terms of Mr. Saunders' employment agreement, the stock option is subject to vesting on the occurrence of an Acceleration Event (as such term is defined in the employment agreement).

        In October 2004, we made an additional restricted stock award to Mr. Saunders in exchange for his agreement to amend the vesting schedule for all shares of restricted stock previously awarded to him that were scheduled to vest in November 2004, such that such vesting date was delayed until June 30, 2005. Under this agreement, Mr. Saunders received 20,000 shares of restricted stock, which are scheduled to vest in full on June 30, 2005.

        In addition to the employee benefits described above which are available to the other executive officers, Mr. Saunders has the use of a company-owned car and drivers. They are available for business-related purposes as well as for Mr. Saunders' commuting and other personal use.

Deductibility of Compensation Expenses

        Section 162(m) of the Internal Revenue Code limits federal income tax deductions by the Company for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it is "qualified performance-based" compensation. To qualify as "performance-based" compensation, the material terms of the incentive plan under which compensation payments are made must have been approved by stockholders, and the payments must satisfy certain other conditions. However, the Committee believes that the payment of compensation that is subject to the deduction limits of Section 162(m) is sometimes in the best interests of the Company. To maintain flexibility in compensating executive officers in a manner designed to promote various corporate goals, the Committee has not adopted a policy that all compensation must be deductible. For 2004, a portion of the annual incentive bonuses paid, and the restricted stock granted, to the Chief Executive Officer and other executive officers are subject to the deduction limits under Section 162(m).

Human Resources and Compensation Committee

F. Warren McFarlan (Chair)
Robert J. Higgins
Ruth M. Owades
Jane A. Truelove

Performance Graph

        Set forth below is a line-graph presentation comparing the cumulative total stockholder return on the Common Stock on an indexed basis since December 31, 1999 with the cumulative total stockholder return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Composite Index over the same period. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1999 and assumes reinvestment of all dividends. Historical stock price is not indicative of future stock price performance.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	Providian Financial	S&P 500	S&P Financial
12/31/99	100.00	100.00	100.00
12/31/00	126.60	90.90	125.70
12/31/01	7.83	80.09	114.45
12/31/02	14.32	62.39	97.69
12/31/03	25.68	80.29	128.01
12/31/04	36.33	89.03	141.95

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Ms. Chen's spouse, Yu Wu, is a vice president in the Marketing Department of the Company. For 2004, the aggregate amount of his salary and bonus was $154,705, and in 2004 he also received a total of 1,900 shares of restricted stock with an aggregate dollar value of $26,064 (based on the respective closing market prices on the dates of grant) and an option to purchase 1,200 shares of the Company's Common Stock at an exercise price of $13.29 per share (based on the average of the high and low trading prices on the grant date).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Human Resources and Compensation Committee reviews and approves the compensation and benefits policies and practices of the Company. The members of the Human Resources and Compensation Committee currently are Dr. McFarlan, Mr. Higgins, Ms. Owades, and Ms. Truelove. During 2004, none of the members of the Human Resources and Compensation Committee served as an officer (or former officer) or employee of the Company or any of its subsidiaries and there were no compensation committee interlocks.

PROPOSAL 2: APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND
RESTATED MANAGEMENT INCENTIVE PLAN

        In 2000, the stockholders of the Company approved the material terms of the 2000 Management Incentive Plan (the "2000 MIP"). In March 2005, the Board of Directors of the Company amended and restated the 2000 MIP (as amended and restated, the "MIP"), a copy of which is attached to this Proxy Statement as Appendix III. Under the rules of Section 162(m) of the Internal Revenue Code, the material terms of a bonus plan, such as the MIP, must be approved by stockholders every five years (or sooner upon amendment of the material terms) in order for certain bonus payments to be fully deductible. The material terms of the MIP that require stockholder approval are: the participants covered by the MIP, the objective performance goals listed in (i) through (xix) under the heading "Maximum Bonus and Payout Criteria" below, and the individual bonus limit of $3,000,000. If all of these material terms are not approved by the Company's stockholders, bonus payments may not be made under the MIP with respect to covered executives under Section 162(m).

Purpose of the MIP

        The purpose of the MIP is to (i) motivate and reward executives for good performance and (ii) allow the Company to vary its compensation expense based on the Company's financial performance. In accordance with the Company's compensation policy that cash compensation should vary with Company performance, a substantial part of each executive's total cash compensation has been tied to the Company's performance by way of performance-based bonuses under the 2000 MIP.

Participants

        Individuals eligible for MIP awards are "key employees" of the Company (as determined by the Human Resources and Compensation Committee of the Company's Board of Directors), which may include the Company's executive officers. However, the number of key employees who will participate in the MIP and the amount of such MIP awards are not determinable. Actual awards will be in the discretion of the Human Resources and Compensation Committee, based on the MIP's terms and subject to MIP limits. The Company and/or the Human Resources and Compensation Committee, in their sole discretion, may also pay bonuses outside of and independent of the MIP to any participant.

Maximum Bonus and Payout Criteria

        Bonus payments under the MIP may be made not only in cash, but also in the form of any award available under the Company's 2000 Stock Incentive Plan or the Company's 1999 Non-Officer Equity Incentive Plan, as determined by the Human Resources and Compensation Committee. The payment to each participant is based on an individual bonus target for the performance period set by the Human Resources and Compensation Committee in writing and is directly related to the satisfaction of the applicable performance goal(s) set by the Human Resources and Compensation Committee for such performance period. The performance goals may include, without limitation, one or more of the following objectively measurable performance factors: (i) earnings; (ii) earnings per share; (iii) revenue; (iv) expenses; (v) net interest margin; (vi) return on equity or assets; (vii) operating income; (viii) cash flow; (ix) risk adjusted margin; (x) stock price; (xi) assets; (xii) ratio of nonperforming to performing assets; (xiii) net interest income; (xiv) revenue growth; (xv) total shareholder return; (xvi) market share; (xvii) charge-offs; (xviii) non-performing assets; and/or (xix) net income, each with respect to the Company and/or one or more of its affiliates or operating units. The bonus payable to a participant who is not a covered executive may also be based on other performance factors. A performance period is any period up to 36 months in duration. The performance period, individual bonus target, and performance goal(s) will be adopted by the Human Resources and Compensation Committee in its sole discretion with respect to each performance period and, for covered executives under Section 162(m), must be adopted no later than the latest time permitted by the Internal Revenue Code in order for bonus payments pursuant to the MIP to be deductible under Section 162(m).

        The actual amount of future bonus payments under the MIP is not presently determinable. However, the MIP provides that no bonus in excess of $3,000,000 will be paid to any participant for any performance period. The previous limit for any performance period under the 2000 MIP was 200% of the annualized highest rate of base salary paid to any executive of the Company with respect to 1999, as reported in the Company's 2000 Proxy Statement. Further, the Human Resources and Compensation Committee, in its sole discretion, may eliminate or reduce the amount of an award otherwise payable to a participant with respect to any performance period. In the case of participants that are not covered executives under Section 162(m), the Human Resources and Compensation Committee, in its sole discretion, may also increase the amount of an award otherwise payable to a participant with respect to any performance period. The payment of a bonus for a given performance period generally requires the participant to be employed by the Company as of the date the bonus is paid.

Required Approval

        In the event that stockholder approval of the material terms of the MIP is not obtained: (i) awards granted by the Company under the 2000 MIP will remain valid and outstanding, and (ii) the Company may make awards under the MIP but not with respect to covered executives under Section 162(m).

        The Board of Directors Recommends a Vote FOR the Approval of the Material Terms of the Company's Amended and Restated Management Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2004 with respect to the registrant's equity compensation plans:

			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights
Plan Category
	(a)	(b)	(c)
Equity compensation plans approved by security holders	21,784,579	$19.144	7,633,250	*
Equity compensation plans not approved by security holders	2,357,189	$26.367	4,859,984	**

Total	24,141,768	$19.849	12,493,234

*
The shares available for future issuance as of December 31, 2004 consisted of the following:

•
6,740,497 shares were available for issuance pursuant to stock option awards that could be granted in the future under the 2000 Stock Incentive Plan. A maximum of 3,708,687 of such shares was available, alternatively, for issuance pursuant to future restricted stock or nonrestricted stock awards; if (and to the extent) such awards are granted, they will reduce the number of shares available for issuance pursuant to future stock option awards.

•
892,753 shares were available for future issuance under the Employee Stock Purchase Plan.

**
A maximum of 4,859,984 of such shares was available, alternatively, for issuance pursuant to future restricted stock or nonrestricted stock awards under the 1999 Non-Officer Equity Incentive Plan; if (and to the extent) such awards are granted, they will reduce the number of shares available for issuance pursuant to future stock option awards.

        The material terms of the Company's 1999 Non-Officer Equity Incentive Plan, which was adopted without the approval of security holders (together with the material terms of the 2000 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan) are described in Note 24 to Consolidated Financial Statements in the Company's Annual Report to stockholders for the year ended December 31, 2004.

AUDIT AND COMPLIANCE COMMITTEE REPORT

March 29, 2005

        The Audit and Compliance Committee of the Board of Directors (the "Committee") is composed of five members of the Board, all of whom meet the requirements of the New York Stock Exchange for independence and financial literacy. In addition, the Board of Directors has determined that each of Messrs. Field, Grissom, and Holdcroft and Ms. Luzuriaga qualifies as an "audit committee financial expert" under the criteria established by the Securities and Exchange Commission. The Committee operates pursuant to a charter, which was amended and restated by the Board on January 29, 2003 and further amended on July 20, 2004*.

*
A copy of the charter, as amended and restated on July 20, 2004, is attached to this Proxy Statement as Appendix II.

        Management of the Company is primarily responsible for the Company's financial reporting process, its internal controls, and its compliance with applicable laws and regulations, and the Company's independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee is responsible for assisting the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, and (4) the performance of the Company's internal audit function and external auditors. In undertaking these responsibilities, the Committee considers such matters as it determines to be appropriate under the circumstances, including those matters set forth in its charter.

        In the performance of its responsibilities, the Committee has, among other things, reviewed and discussed the audited financial statements and related matters with management and Ernst & Young LLP, the Company's independent auditors. The Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Ernst & Young LLP its independence.

        In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2004, the Company's independent auditors advised senior management of certain errors with respect to the Company's accounting for securitizations, specifically interest-only strips. Senior management determined that such errors needed to be corrected, and further determined that the errors resulted from a "material weakness" (as such term is defined under the Public Company Accounting Oversight Board Auditing Standard No. 2) in internal control over financial reporting. The material weakness identified related to changes made in January 2002 in the discounted cash flow model used to estimate the value of interest-only strips, including the method used to estimate the level of principal collections expected to occur when forecasting the repayment of the securitized receivables and the incorporation of certain spread account funding provisions for the first time in January 2002 cash flow projections, rather than in December 2001 when such spread account funding provisions were triggered. The change in the Company's methodology in January 2002 was incorrect because it constituted a change to a less preferable method of accounting. As a result of these errors, the Company's financial statements for the fiscal years ended December 31, 2000 to December 31, 2003 and its quarterly financial statements for fiscal year 2003 and the first three quarters of fiscal year 2004 were restated. The restated results are reflected in the Company's Form 10-K for the year ended December 31, 2004, which also contains information with respect to other corrective actions taken by the Company to address the control deficiencies. The Committee has discussed these corrective actions and the related restatement of financial results with both management and the independent auditor of the Company.

        Based upon the review and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

Audit and Compliance Committee
J. David Grissom (Chair)
John L. Douglas
Richard D. Field
James P. Holdcroft, Jr.
Francesca Ruiz de Luzuriaga

AUDITOR FEES

        The following table sets forth the aggregate fees billed by Ernst & Young LLP ("E&Y") for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 31, 2003 and for other services rendered during such years on behalf of the Company and its subsidiaries, as well as out-of-pocket costs incurred in connection with these services, that have been billed to the Company:

Fee Category	Fiscal Year Ended 12/31/04	Fiscal Year Ended 12/31/03
Audit Fees	$3,609,000	$1,972,000
Audit-Related Fees	$288,000	$478,000
Tax Fees	$54,000	$175,000
All Other Fees	$53,000	—

        "Audit Fees" consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the Company's financial statements included in the Company's Forms 10-Q for the years ended December 31, 2004 and December 31, 2003.

        "Audit-Related Fees" consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the caption "Audit Fees." For 2004 and 2003, these services included consultations not directly related to the audit of the Company's annual financial statements and attestation services related to the Company's securitization program and the Company's employee benefit plans.

        "Tax Fees" consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. For 2004, these services included expatriate and executive tax compliance services, assistance with tax audits, and domestic tax planning and research. For 2003, the services included expatriate and executive tax compliance services, international tax planning and research, and domestic tax planning and research.

        "All Other Fees" consist of fees for all other services other than those reported above, and for 2004 includes approximately $46,000 in fees and expenses incurred by E&Y in responding to discovery requests in certain litigation involving the Company and $7,000 for an on-line accounting reference tool provided by E&Y.

PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES

        The Audit and Compliance Committee has adopted a policy requiring that all audit and nonaudit services to be provided to the Company by Ernst & Young LLP, or by any other accounting firm, must be approved in advance by the Committee. The Committee has delegated to Ms. Luzuriaga, a member of the Committee, authority to grant, between regularly scheduled meetings of the Committee, any pre-approvals of audit or nonaudit services to be provided by an accounting firm if the estimated fees for the services are less than $50,000, and the Committee has from time to time delegated authority to Ms. Luzuriaga to grant pre-approvals of specified services up to a prescribed amount. The Audit and Compliance Committee pre-approved all audit and non-audit services provided to the Company by Ernst & Young LLP or any other accounting firm during 2004.

Incorporation by Reference

        The Executive Compensation Report of the Human Resources and Compensation Committee, the Audit and Compliance Committee Report, and the Performance Graph above are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit and Compliance Committee has appointed the certified public accounting firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2005, subject to ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Ernst & Young LLP has served as the Company's independent auditors since 1984.

        If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the Annual Meeting, or if Ernst & Young LLP declines or is incapable of acting, the appointment of independent auditors will be submitted to the Audit and Compliance Committee for reconsideration.

        The Board of Directors Recommends a Vote FOR the Proposal to Ratify the Appointment of Ernst & Young LLP as the Company's Independent Auditors for 2005.

OTHER PROPOSED ACTION

        The Company knows of no business to come before the Annual Meeting other than the matters described above. Should any other business properly come before the Annual Meeting, stockholders' proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS

        Any stockholder may submit a proposal for consideration at an annual meeting. To be eligible for inclusion in next year's Proxy Statement, stockholder proposals for the 2006 Annual Meeting must be in writing and received no later than December 12, 2005 by the Corporate Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105 and must comply with the rules and regulations of the SEC.

        Stockholders may also recommend to the Company candidates to stand for election as directors of the Company. The Nominating and Corporate Governance Committee of the Board of Directors, which serves as the nominating committee for the Board in recommending nominees for directors of the Company, will consider such recommendations for the 2006 Annual Meeting and subsequent annual meetings. To be considered by the Nominating and Corporate Governance Committee, recommendations for directors to be elected in any year must be submitted in writing no later than October 31 of the prior year to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105.

        The Company's By-laws impose notice and other requirements on a stockholder nominating a director or submitting a proposal for consideration at an annual meeting. In order for a nomination or proposal to be considered at the 2006 Annual Meeting (other than, as discussed above, a proposal submitted for inclusion in the Company's Proxy Statement for the 2006 Annual Meeting), notice of the nomination or proposal must be submitted to the Corporate Secretary of the Company after the close of business on January 5, 2006 and before the close of business on February 4, 2006. If the date of the 2006 Annual Meeting is more than 30 days before, or more than 60 days after, May 5, 2006, notice by the stockholder to be timely must be so delivered after the close of business on the 120th day prior to such annual meeting date and before the close of business on the later of the 90th day prior to such annual meeting date or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The stockholder's notice must contain the information prescribed by the Company's By-laws, copies of which are available from the Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations from its current officers and directors that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the Company's 2004 fiscal year, with the exception of one late report for Ms. Chen. In July 2004, Ms. Chen's spouse, a vice president of the Company, received 1,500 shares of restricted stock pursuant to the Company's 2000 Stock Incentive Plan, which was not reported on Form 4. A Form 5 filing with respect to such shares was filed on January 25, 2005.

ANNUAL REPORT ON FORM 10-K

        The Company has provided a copy of its 2004 Annual Report to stockholders (including the financial statements and financial statement schedules) to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 2004 (including a list describing any exhibits not contained therein) on written request to the Company addressed to the Investor Relations Department, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105. The exhibits to the Annual Report on Form 10-K are available on written request and payment of charges, which shall be limited to the Company's reasonable expenses incurred in furnishing such exhibits.

INTERNET AND TELEPHONE VOTING

Shares Registered in the Name of the Stockholder

        Stockholders whose shares of Common Stock are registered directly with EquiServe Trust Company, N.A., the Company's transfer agent, may vote by calling EquiServe at (877) 779-8683 or by accessing www.eproxyvote.com/pvn through the Internet.

        Votes submitted through the Internet or by telephone through EquiServe's program must be received before midnight (Eastern time) on May 4, 2005. Voting through the Internet or by telephone will not affect your right to vote in person if you decide to attend the Annual Meeting.

Shares Registered in the Name of a Broker or Bank

        A large number of brokerage firms and banks participate in a program provided through ADP Investor Communication Services ("ADP") that offers Internet and telephone voting options. This program is different from the program provided by EquiServe for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares by following the Internet voting instructions on your voting instruction card or by calling the telephone number referenced on your voting instruction card. Votes submitted through the Internet or by telephone through the ADP program must be received by 11:59 p.m. (Eastern time) on May 4, 2005. Voting through the Internet or by telephone through the ADP program will not affect your right to vote in person if you decide to attend the Annual Meeting.

        Proxies given pursuant to Internet and telephone voting are permitted under applicable law. The Internet and telephone voting procedures are designed to authenticate a stockholder's identity, allow a stockholder to give his or her voting instructions, and confirm that a stockholder's instructions have been recorded properly. Stockholders voting through the Internet through either EquiServe or ADP should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. These costs are the responsibility of the stockholder.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

        The Company is offering its stockholders the opportunity to consent to receiving the Company's future proxy materials and annual reports electronically by providing the appropriate information when voting through the Internet. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials. Paper copies of these materials would not be sent unless you request them. The Company may also choose to send one or more items to you in paper form notwithstanding your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program, by contacting EquiServe if you hold shares registered in your own name, or by contacting the Company's Investor Relations Department.

        By consenting to electronic delivery, you would be stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery, because the Company may rely on your consent and as a result you will not receive paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for the costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, in connection with the electronic delivery of the proxy materials and annual reports.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
SHARING AN ADDRESS

        Certain stockholders who share a single address will receive only one copy of this Proxy Statement and the Company's 2004 Annual Report, in accordance with a notice delivered earlier this year by your bank, broker, or other nominee, unless the applicable bank, broker, or other nominee received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker, or other nominee who wish to either discontinue or commence householding, request a separate copy of this Proxy Statement or the Company's 2004 Annual Report, or request that only one set of this Proxy Statement or the Company's 2004 Annual Report be sent to you and other stockholders with whom you share an address may do so by contacting your record holder, by contacting our Investor Relations Department at (415) 278-6170, or by writing to our Investor Relations Department at Investor Relations, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105. If you are requesting to discontinue or commence householding, you must provide your name, the name of your broker, bank, or other nominee, and your account information.

ATTENDANCE AT THE ANNUAL MEETING

        Seating at the Annual Meeting is limited. Therefore, admission is by ticket only. If you would like to attend the Annual Meeting, please call the Company at (800) 285-0708 to request an admission ticket. Your admission ticket will be held for you at the Registration Desk on the day of the Annual Meeting. To claim your admission ticket, you should bring with you proof of identification. In addition, if you hold your shares through a broker, bank, or other nominee, you will need to provide proof of ownership by bringing a copy of the voting instruction card provided by your broker or a brokerage account statement showing your share ownership on March 7, 2005, the Record Date.

APPENDIX I

Categorical Standards
for Relationships Involving Directors
of Providian Financial Corporation

        A director of the Company will not fail to be deemed "independent" for purposes of Section 303A.02 of the New York Stock Exchange Listed Company Manual solely by reason of a commercial, industrial, banking, consulting, legal, accounting, charitable, familial, or other relationship between the Company and its subsidiaries, on the one hand, and the director, any immediate family member of the director or any company with which the director or any immediate family member of the director is affiliated by reason of being an officer, director, partner or significant shareholder thereof, on the other hand; provided that the director otherwise meets the independence qualifications under the criteria set forth in Section 303A.02(b) of the Listed Company Manual, and:

  (1)
  such relationship is on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons or companies or, in the absence of comparable transactions, on terms and under circumstances that in good faith would be offered to, or would apply to, non-affiliated persons or companies;

  (2)
  with respect to charitable contributions by the Company to a charitable organization where a director of the Company serves as an executive officer, the Company's charitable contributions to the organization during the Company's most recent year do not exceed the greater of $1 million or 2% of such charitable organization's consolidated gross revenues for such fiscal year; or

  (3)
  with respect to an extension of credit by the Company, such extension of credit is a credit card or related product and has been approved by the Board of Directors of the Company (or the program under which such extension is made has been so approved) and made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and no event of default has occurred under the extension of credit.

APPENDIX II

PROVIDIAN FINANCIAL CORPORATION
AUDIT AND COMPLIANCE COMMITTEE CHARTER
Amended and Restated July 20, 2004

Committee Purpose

        The Audit and Compliance Committee (the "Committee") is established pursuant to Article 3.1 of the Bylaws of Providian Financial Corporation (the "Company"). The Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor.

        The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Limitation of Committee's Role

        While the Committee shall be responsible for overseeing the accounting and financial reporting process of the Company and audits of the financial statements of the Company, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management of the Company shall be responsible for the Company's financial reporting process and its compliance with applicable laws and regulations, and the Company's independent auditor shall be responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Committee Membership

        The Committee shall consist of three or more directors, all of whom shall meet the independence requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission, and any standards of independence as may be prescribed for purposes of any other laws relating to the Committee's duties and responsibilities. Each member of the Committee shall be financially literate, or shall become financially literate, in accordance with the requirements of the New York Stock Exchange. At least one member of the Committee shall be an "audit committee financial expert," as such term is defined by the Commission. Directors' fees shall be the sole compensation received by Committee members from the Company.

        The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. The Committee may also appoint a Secretary, who need not be a director.

Meetings

        The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditor, and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Committee deem appropriate. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

        The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Committee will not appoint as the independent auditor or continue the appointment of any auditor if the Company's chief executive officer, controller, chief financial officer, chief accounting officer or any other person serving the Company in an equivalent position was employed by such auditor and participated in any capacity in the audit of the Company within the one-year period preceding the date of the initiation of the applicable audit of the Company. The independent auditor shall report directly to the Committee.

        The Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms of such services) to be performed for the Company by the independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and non-audit services, provided that any decision by such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have the authority to engage adequate resources, including the authority to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee.

        The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, and shall cause this Charter to be published in accordance with the requirements of the New York Stock Exchange and the Exchange Act. The Committee shall cause the preparation of the report of the Committee to be included in the Company's annual proxy statement. The Committee shall annually review the Committee's own performance and report the results of this review to the Board.

        The Committee, as may be required by law, by the Commission, or by the rules of the New York Stock Exchange, or otherwise to the extent it deems necessary or appropriate, shall perform the following functions:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

2.
Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates, and analyses

2

  of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

4.
Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

5.
Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

6.
Discuss with management the Company's earnings press releases, including the use of "pro forma," or "adjusted" non-GAAP, information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be general in nature (consisting of the types of information to be disclosed and the types of presentation to be made).

7.
Review and discuss the report of the independent auditor on:

(a)
all critical accounting policies and practices to be used;

(b)
all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)
other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

9.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

10.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.
Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K or Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

12.
Review and evaluate the lead partner of the independent auditor team.

13.
Obtain and review a report from the independent auditor at least annually regarding:

(a)
the independent auditor's internal quality-control procedures,

(b)
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

3

  (c)
  any steps taken to deal with any such issues, and

  (d)
  all relationships between the independent auditor and the Company.

14.
Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and that provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

15.
Ensure the rotation, as required by law, of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm itself on a regular basis.

16.
Set policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.
As frequently as the Committee deems necessary or appropriate, discuss with the national office of the independent auditor material issues on which the national office was consulted by the Company's audit team and matters of audit quality and consistency.

18.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit and Compliance Functions

19.
Review the appointment and replacement of the senior internal auditing executive and senior compliance executive.

20.
Review the significant reports to management prepared by the internal auditing department and the compliance department and management's responses thereto.

21.
Discuss with the internal audit department and the compliance department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit or the compliance plan.

Compliance Oversight Responsibilities

22.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (which relates to detection and notification of possible illegal acts) has not been implicated.

23.
Obtain reports from management, the Company's senior internal auditing, compliance and ethics executives and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's code of business conduct and ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of business conduct and ethics. Review significant cases of employee conflict of interest, misconduct or fraud, including all instances of such conduct that may have a significant effect on the Company's financial statements.

24.
Discuss with management, the senior internal auditing executive, the senior compliance executive and/or the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

4

25.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.
Discuss with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements, compliance policies or internal controls and any material reports or inquiries received from regulators or government agencies.

27.
Review the Company's risk management program and internal corporate risk management reports.

28.
Review the status of tax audits and appeals and the adequacy of tax reserves.

5

APPENDIX III

Providian Financial Corporation
Management Incentive Plan,
as amended and restated March 14, 2005

1.
PURPOSE

        The purpose of this amended and restated Plan is to motivate and reward eligible employees for good performance by making a portion of their cash compensation dependent on the achievement of certain Performance Goals related to the performance of Providian Financial Corporation (the "Company") and its affiliates and operating units. This Plan is designed to preserve the income tax deductibility of incentives paid hereunder to Company executive officers who are subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). Accordingly, the adoption of this Plan as to Covered Employees is subject to the approval of the Company's stockholders pursuant to Code Section 162(m). "Covered Employees" means those persons who are (or who, in the Committee's sole discretion, may become) subject to the limitations of Code Section 162(m).

2.
PARTICIPANTS

        The participants in this Plan shall be key employees of the Company, as determined by the Committee.

3.
ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including all decisions on eligibility to participate, the establishment of payment targets and the amount of the awards payable under the Plan. The decisions of the Committee shall be final and binding on all parties making claims under the Plan. The Committee shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Plan in accordance with Code Section 162(m). Unless the Board provides otherwise, the Human Resources and Compensation Committee of the Company's Board of Directors shall be the Committee.

4.
AMOUNT OF BONUS

        A participant's bonus payment, if any, is based on (i) an individual target set by the Committee in writing with respect to the Performance Period and (ii) the Performance Goal or Goals for the Performance Period set by the Committee (increased or decreased, in each case in accordance with factors adopted by the Committee with respect to the Performance Period that relate to unusual or extraordinary items). However, no bonus in excess of $3,000,000 will be paid to any participant with respect to a Performance Period. The Committee may also reduce or eliminate the amount of an award otherwise payable to a participant with respect to any Performance Period in its sole discretion. With respect to persons who are not Covered Employees, the Committee may also increase the amount of an award otherwise payable to a participant with respect to any Performance Period in its sole discretion. This Plan's "Performance Goals" may include, without limitation, one or more of the following objectively measurable performance factors: (i) earnings; (ii) earnings per share; (iii) revenue; (iv) expenses; (v) net interest margin; (vi) return on equity or assets; (vii) operating income; (viii) cash flow; (ix) risk adjusted margin; (x) stock price; (xi) assets; (xii) ratio of nonperforming to performing assets; (xiii) net interest income; (xiv) revenue growth; (xv) total shareholder return; (xvi) market share; (xvii) charge-offs; (xviii) non-performing assets; and/or (xix) net income, each with respect to the Company and/or one or more of its affiliates or operating units, as determined by the Committee in its sole discretion. Bonuses paid to participants who are not Covered Employees may take into account other performance based factors. A "Performance Period" shall be, with respect to a participant, any period not exceeding 36 months, as determined by the Committee in its sole discretion. The selection and adjustment of applicable Performance Goals, and the establishment of targets, for Covered Employees shall occur in compliance with the rules of Code Section 162(m).

5.
PAYMENT OF BONUS

        Unless otherwise determined by the Committee, the payment of a bonus generally requires that the participant be on the Company's payroll as of the date the bonus is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion. Bonus payments may be made (i) in cash, (ii) in the form of any award available under the Company's 2000 Stock Incentive Plan, as replaced, modified, amended or supplemented from time to time (the "2000 Stock Plan"), and/or (iii) in the form of any award available under the Company's 1999 Non-Officer Equity Incentive Plan, as replaced, modified, amended or supplemented from time to time (the "1999 Non-Officer Plan"), as determined by the Committee in its sole discretion. The number of shares granted shall be determined by dividing the cash amount forgone by the fair market value (as defined under the 2000 Stock Plan or the 1999 Non-Officer Plan) of a share on the date in question. Options or stock appreciation rights granted pursuant to this Section 5 shall have a fair value equal to the amount of cash forgone, which fair value shall be based on the Black-Scholes Valuation Model or other objective method determined by the Committee, in its sole discretion. Any distribution made under the Plan shall occur within a reasonable period of time after the end of the Performance Period in which the participant has earned the award; provided, that no bonus shall be paid to a Covered Employee unless and until the Committee certifies in writing the extent to which the Performance Goal(s) and other terms and conditions applicable to the award have been achieved or exceeded and the Committee approves the amount and payment of the bonus. If a participant entitled to the payment of an award under the Plan dies prior to the distribution of such award, the distribution shall be made to the participant's beneficiary, as designated under the Plan, within the same time period in which the award otherwise would have been paid to the participant. The Committee may establish different Performance Periods for different participants, and the Committee may establish concurrent or overlapping Performance Periods.

6.
AMENDMENT AND TERMINATION

        The Board of Directors reserves the right to amend, suspend, terminate, and, if suspended, reinstate this Plan, in whole or in part, at any time, provided however, that no such action may adversely affect the payment of any award accrued under the Plan prior to the date of such action. Plan amendments will require stockholder approval only to the extent required by Code Section 162(m) and other applicable law.

7.
LEGAL CONSTRUCTION

        Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. The granting of awards under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. This Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions, and applicable Federal law. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of this Plan.

2

8.
INTENT

        The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the awards paid under the Plan to Covered Employees will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan applicable to Covered Employees does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. The Company and/or the Committee, in their sole discretion, may pay bonuses outside of and independent of the Plan to any Participant.

9.
REGISTRATION OF STOCK.

        The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "Act"), shares of Company common stock distributed under the Plan, if any. If any shares of Company common stock distributed under the Plan are in certain circumstances exempt from registration under the Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

10.
TAX WITHHOLDING.

        The Company shall have the right to deduct from all awards paid in cash any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. In the case of awards settled in Company common stock, the person receiving such common stock may be required to pay to the Company the amount of any such taxes which the Company is required to withhold with respect to such common stock or, at the Committee's sole discretion, the Company may withhold a number of shares of Company common stock which have a fair market value equal to the amount of such withholdings. The Company also may withhold from any other amount payable by the Company or any affiliate to the participant an amount equal to the taxes required to be withheld from any award.

11.
CLAIM TO AWARDS AND EMPLOYMENT RIGHTS.

        Nothing in the Plan shall confer on any participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the participant's employment at any time, and for any reason, or change the participant's responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any award shall have no rights other than those of a general unsecured creditor to the Company.

12.
BENEFICIARIES.

        To the extent the Committee permits beneficiary designations, any payment of awards due under the Plan to a deceased participant shall be paid to the beneficiary duly designated by the participant in accordance with the Company's practices. If no such beneficiary has been designated or survives the participant, payment shall be made to the participant's legal representative. A beneficiary designation may be changed or revoked by a participant at any time, provided the change or revocation is filed with the Company prior to the participant's death.

13.
NONTRANSFERABILITY.

        A person's rights and interests under the Plan, including any award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged, or transferred except, in the event of a participant's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

3

14.
INDEMNIFICATION.

        Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person's willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.
EXPENSES.

        The expenses of administering the Plan shall be borne by the Company.

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P R O X Y

PROVIDIAN FINANCIAL CORPORATION
201 MISSION STREET
SAN FRANCISCO, CALIFORNIA 94105

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Ellen Richey, Anthony Vuoto and Warren Wilcox, and each of them, proxies with power of substitution to vote, as designated on the reverse side of this form, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Providian Financial Corporation (the "Company") to be held at 10:00 a.m., Pacific time, on Thursday, May 5, 2005, and any adjournments or postponements thereof.

SEE REVERSE SIDE

Please mark your votes as in this example. [X]

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 and 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 and 3.

1.	Election of Directors:	James P. Holdcroft	Ruth M. Owades	Jane A. Truelove
	FOR ☐	WITHHELD ☐
For all, except:

2.	Approval of the Material Terms of the Company's Amended and Restated Management Incentive Plan
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Ratification of Appointment of Independent Auditors
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
SIGNATURE(S)			DATE

PLEASE DETACH HERE. COMPLETE, SIGN AND RETURN CARD.

YOUR VOTE IS IMPORTANT. Providian Financial Corporation encourages you to take advantage of new and convenient ways by which you can vote your shares. You may vote your shares electronically on the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above and have your social security number and the proxy card available. The sequence of numbers appearing in the box above, just below the perforation, is your personal code to access the system.

  •
  To vote over the Internet, access the web site http://www.eproxyvote.com/pvn 24 hours a day, 7 days a week.

  •
  To vote over the telephone, call toll-free, (877) 779-8683 24 hours a day, 7 days a week from the U.S. and Canada.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, do not mail back your proxy card.

Thank you for voting.

QuickLinks

TABLE OF CONTENTS
PROVIDIAN FINANCIAL CORPORATION Notice of Annual Meeting of Stockholders
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
DIRECTORS' COMPENSATION AND STOCK OWNERSHIP GUIDELINES
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
Human Resources and Compensation Committee Executive Compensation Report March 14, 2005
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2: APPROVAL OF THE MATERIAL TERMS OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
AUDIT AND COMPLIANCE COMMITTEE REPORT March 29, 2005
AUDITOR FEES
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
OTHER PROPOSED ACTION
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT ON FORM 10-K
INTERNET AND TELEPHONE VOTING
ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
ATTENDANCE AT THE ANNUAL MEETING
APPENDIX I Categorical Standards for Relationships Involving Directors of Providian Financial Corporation
APPENDIX II PROVIDIAN FINANCIAL CORPORATION AUDIT AND COMPLIANCE COMMITTEE CHARTER Amended and Restated July 20, 2004
APPENDIX III Providian Financial Corporation Management Incentive Plan, as amended and restated March 14, 2005
P R O X Y
This Proxy is Solicited on Behalf of the Board of Directors